  EXHIBIT 99.1

VOTING RESULTS FROM SOLITARIO RESOURCES CORP

ANNUAL MEETING HELD JUNE 20, 2024

DENVER, CO – June 20, 2024 - Solitario Resources Corp. (“Solitario”) (NYSE American: XPL; TSX: SLR) announces results of its Annual General Meeting of Shareholders at which holders of 39,943,338 shares of common stock were present in person or by proxy.  The four matters identified below were submitted to a vote of the shareholders.  Each proposal is more fully described in Solitario’s definitive proxy statement filed with the Securities and Exchange Commission dated April 26, 2024.

Chris Herald, President and CEO of Solitario, commented “We are pleased with the results of this year’s Annual Meeting and thank our shareholders for their ongoing support as we strive to create value by moving our projects forward.  The scope of our exploration activities includes the exploration success we have reported at our Golden Crest project in South Dakota as well as on-going activities at our Lik zinc project in Alaska operated by Teck and at our Florida Canyon zinc project in Peru, operated by Nexa.  We look forward to reporting results on these activities in the coming months.”

Report of Voting Results

1.

 Election of Directors. Seven directors were elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified, with each director receiving the votes (and percentage of shares voting, excluding broker non-votes) below:

Shares voted
Name	For		Withheld	Broker Non-Votes
Brian Labadie	31,042.633	(99.73% of shares voting)	85,524	8,815,181
John Labate	30,751,591	(98.79% of shares voting)	376,567	8,815,181
James Hesketh	28,623,488	(91.95% of shares voting)	2,504,670	8,815,181
Christopher E. Herald	31,067,754	(99.81% of shares voting)	60,403	8,815,181
Gil Atzmon	30,818,015	(99.00% of shares voting)	310,142	8,815,181
Joshua D. Crumb	30,685,575	(98.58% of shares voting)	442,582	8,815,181
Debbie Austin	30,927,466	(99.36% of shares voting)	200,691	8,815,181

2.

Advisory Vote on Executive Compensation: The shareholders approved the following resolution concerning the compensation of Solitario’s named executive officers, with 30,647,871 shares voting for (98.45% of shares voting), 230,124 shares voting against, 250,162 shares abstaining, and 8,815,181 broker non-votes.

“RESOLVED THAT: Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in the Company’s proxy statement, dated April 26, 2024, pursuant to the compensation disclosure rules of the SEC set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement for the 2024 annual meeting.”

1

3.

Advisory Vote on the Frequency of the Company’s Advisory Vote on Executive Compensation: In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is required to solicit Shareholder preferences regarding the frequency of future advisory votes on executive compensation at least once every six years. Accordingly, we sought an advisory vote from our shareholders that asks them to indicate how often they believe the Company should hold an advisory vote on the executive compensation of our named executive officers.

A majority of shareholders voted that a non-binding advisory vote on executive compensation should occur every year, with 30,912,432 shares voting for an interval of One Year (99.00% of shares voting). The Company will hold a non-binding advisory vote on executive compensation every year until 2030 in accordance with the rules of the United States Securities and Exchange Commission.

4.

Appointment of Auditors. The appointment of Assure CPA, LLC as Solitario’s auditors for fiscal year 2024 was ratified, with 39,575,235 shares voting for (99.32% of shares voting), 106,621 shares voting against, 164,732 shares voting to abstain, and 96,750 broker non-votes

About Solitario

Solitario is a natural resource exploration and development company focused on high-quality Tier-1 gold and zinc projects. The Company’s common stock is traded on the NYSE American (“XPL”) and on the Toronto Stock Exchange (“SLR”). In addition to its Golden Crest project, Solitario holds 50% joint venture interest (Teck Resources 50%) in the high-grade, Lik zinc deposit in Alaska and a 39% joint venture interest (Nexa Resources holds the remaining 61% interest) on the high-grade Florida Canyon zinc project in Peru. Solitario is carried to production through its joint venture arrangement with Nexa.  Solitario’s Management and Directors hold approximately 9.0% (excluding options) of the Company’s 81.4 million shares outstanding.  Additional information about Solitario is available online at www.solitarioxr.com.

Solitario has a long history of committed Environmental, Social and Responsible Governance (“ESG”) of its business. We realize ESG issues are also important to investors, employees and all stakeholders, including communities in which we work. We are pledged to operate our business in a manner that supports environmental and social initiatives and responsible corporate governance.

FOR MORE INFORMATION CONTACT:

Christopher E. Herald President & CEO (303) 534-1030, Ext. 1

2